UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 22, 2008
Date of Report (Date of earliest event reported)
SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3120 SCOTT BLVD.
SUITE 130
SANTA CLARA, CALIFORNIA 95054
(Address of Principal Executive Offices) (Zip Code)
(408) 454-5100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Rights Agreement
          On April 22, 2008, the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), entered into the Amendment No. 1 to Rights Agreement, dated as of April 22, 2008, between the Company and the Rights Agent (the “Amendment”). The Amendment amends the Rights Agreement, dated as of August 15, 2002, between the Company and the Rights Agent (the “Rights Agreement”), and became effective April 22, 2008.
          The Amendment modifies the definition of “Acquiring Person” in the Rights Agreement to exempt a person from being an “Acquiring Person” under the Rights Agreement if such person becomes the beneficial owner of 15% or more of the shares of common stock of the Company (“Common Stock”) then outstanding by virtue of purchases of Common Stock on a national securities exchange in reliance upon information set forth in a quarterly or annual report filed by the Company with the Securities and Exchange Commission. The Amendment does not prevent such person from becoming an “Acquiring Person” if such person later acquires additional shares of Common Stock.
          A copy of the Amendment is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.

Item 3.03.	Material Modification to Rights of Security Holders.
          The disclosure provided in Item 1.01 of this report concerning the Amendment is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

4(c)	Amendment No. 1 to Rights Agreement, dated April 22, 2008, between the Registrant and American Stock Transfer & Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: April 24, 2008	By:	/s/ Russell J. Knittel
Russell J. Knittel
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

4(c)	Amendment No. 1 to Rights Agreement, dated April 22, 2008, between the Registrant and American Stock Transfer & Trust Company.